Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Third Quarter Results
Met Adjusted EBITDA Target, Continued Global DG Strength, Strong Progress on NGT

SAN JOSE, Calif., October 30, 2018 - SunPower Corp. (NASDAQ:SPWR) today announced financial results for its third quarter ended September 30, 2018.

Third Quarter Highlights

•	Grew year-over-year Distributed Generation (DG) volume by approximately 15 percent, U.S. residential strength

•	Next Generation Technology (NGT) ramped on plan to achieve volume production in fourth quarter 2018

•	Received Section 201 tariff exemption for industry-leading interdigitated back contact (IBC) cell and module technology

•	Closed acquisition of SolarWorld Americas assets on October 1 to increase U.S. manufacturing presence

($ Millions, except percentages and per-share data)	3rd Quarter 2018	2nd Quarter 2018	3rd Quarter 2017[3]
GAAP revenue	$428.3	$449.1	$485.8
GAAP gross margin[4]	2.3%	(69.1)%	4.4%
GAAP net loss[4]	$(89.8)	$(447.1)	$(46.2)
GAAP net loss per diluted share[4]	$(0.64)	$(3.17)	$(0.33)
Non-GAAP revenue[1]	$443.4	$447.2	$533.6
Non-GAAP gross margin[1,2]	4.7%	11.7%	12.8%
Non-GAAP net income (loss)[1,2]	$(40.9)	$(1.9)	$29.5
Non-GAAP net income (loss) per diluted share[1,2]	$(0.29)	$(0.01)	$0.21
Adjusted EBITDA[1,2]	$6.7	$58.6	$67.3
Net Debt	$1,254.4	$1,082.6	$1,499.0

1Information about SunPower's use of non-GAAP financial information, including a reconciliation to U.S. GAAP, is provided under "Use of Non-GAAP Financial Measures" below.
2Excludes polysilicon costs related to its above market polysilicon contracts and reflects the impact of a one-time, $8 million charge for the retrofitting of an existing US power plant project.
3The company adopted the new revenue recognition standard effective January 1, 2018. The prior periods presented here have been restated to reflect adoption of the new standard.
4Includes impairment charges of approximately $369.2 million for legacy manufacturing assets of which $355.1 million is recorded in GAAP gross margin in second quarter 2018.

“In the third quarter we achieved our Adjusted EBITDA target, continued to execute on our strategic initiatives, received our section 201 technology exclusion and positioned the company for sustained profitability,” said Tom Werner, SunPower CEO and chairman of the board. “Demand in our global DG business remained strong with sequential and year-over-year volume growth. In particular, our U.S. residential business exceeded our forecasts while our commercial business booked a number of large scale, multi-site enterprise deals with customers including Walmart. We also saw strong bookings in our SunPower Solutions group though our third quarter financial performance was affected by certain international project delays which led to lower-than-expected Performance Series (P-Series) panel shipments and revenue for that group in the quarter.

“We also continued to make solid progress on our corporate transformation efforts during the quarter. Over the last year, we have successfully simplified our business model, delevered our balance sheet through asset sales and reduced operating expenses. Additionally, we have focused our investments in those areas that we believe offer the best opportunities for growth including our industry leading NGT cell and panel technology, solar-plus-storage solutions for our DG business, our digital platform to improve customer service and satisfaction, as well our energy services offerings.

“We also made the strategic decision to re-segment our business into an upstream and downstream structure to focus our downstream efforts on our leading U.S. DG business while growing global sales of our upstream solar panel business through our SunPower Solutions group. We believe that these initiatives, when completed by the first quarter of 2019, will improve transparency, unlock shareholder value and enable the company to regain profitability in 2019.

“We also achieved our manufacturing cost reduction targets for the quarter and our Fabs remain 100 percent utilized. The ramp of our NGT technology remains on plan as we began volume production in Fab 3 this quarter. Additionally, we were pleased to close our acquisition of SolarWorld Americas assets, which will allow us to increase our manufacturing footprint in the U.S. Domestic production of our proprietary P-Series technology will allow us to expand our DG product offering in the U.S., maintaining our leadership position in the market,” concluded Werner.

“We continued to execute on our financial plan as demand for our industry-leading DG solutions, combined with our expense management focus, enabled us to meet our Adjusted EBITDA target for the quarter,” said Manavendra Sial, SunPower chief financial officer. “We also made significant progress on our asset monetization strategy as we completed the sale of our microinverter business as well as our North American power plant development pipeline during the quarter. Additionally, the sale of our residential lease portfolio remains on plan. We expect to close the final phase of this transaction by the first quarter of next year, further simplifying our financial statements while delevering our balance sheet. With our DG-focused strategy, continued investment in our industry-leading technology and prudent expense control, we are well positioned to achieve our financial goals for 2018 while positioning the company for sustained profitability next year.”

Third quarter fiscal year 2018 non-GAAP results exclude net adjustments that, in the aggregate, improved non-GAAP earnings by $48.9 million, including, $50.7 million related to impairment of residential lease assets, $20.9 million related to acquisition and other costs, $14.6 million related to cost of above-market polysilicon, $6.4 million related to stock-based compensation expense, $6.2 million related to unrealized loss on equity investments, $3.9 million related to restructuring expense, $2.3 million related to sale-leaseback transactions, $2.1 million related to intangibles, and $0.9 million related to tax effect, partially offset by $59.3 million related to the gain on business divestiture.

Financial Outlook

The company's fourth quarter and fiscal year 2018 GAAP and non-GAAP guidance includes the impact of the following: the company’s recent asset acquisition of SolarWorld Americas, tariff payments related to the section 201 trade action for tariffed product already in inventory, as well as the delay of certain third and fourth quarter international P-Series equipment sales projects in its SunPower Solutions group.

The company’s fourth quarter GAAP guidance is as follows: revenue of $460 million to $510 million, gross margin of 2 percent to 4 percent and a net loss of $165 million to $135 million. On a non-GAAP basis, the company expects revenue of $510 million to $610 million, gross margin of 6 percent to 8 percent, Adjusted EBITDA of $0 million to $20 million and megawatts (MW) deployed in the range of 425 MW to 475 MW. Fourth quarter 2018 GAAP and non-GAAP guidance includes the impact of approximately $20 million related to the section 201 tariff action.

For fiscal year 2018, the company now expects revenue of $1.7 billion to $1.8 billion on a GAAP basis and $1.8 to $1.9 billion on a non-GAAP basis and product deployed in the range of 1.45 to 1.55 gigawatts (GW). The reduction in guidance is the result of project delays in the company’s SunPower Solution business. The balance of the company’s 2018 guidance is as follows: Adjusted EBITDA in the range of $100 million to $120 million, non-GAAP operational expenses of approximately $290 million and capital expenditures of $100 million. Fiscal year 2018 GAAP and non-GAAP guidance includes the impact of approximately $50 million related to the section 201 tariff action.

The company will host a conference call for investors this afternoon to discuss its third quarter 2018 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second quarter 2018 performance on the Events and Presentations section of SunPower’s Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate MW on a direct current (dc) basis unless otherwise noted.

About SunPower
As one of the world's most innovative and sustainable energy companies, SunPower Corporation (NASDAQ:SPWR) provides a diverse group of customers with complete solar solutions and services. Residential customers, businesses, governments, schools and utilities around the globe rely on SunPower's more than 30 years of proven experience. From the first flip of the switch, SunPower delivers maximum value and superb performance throughout the long life of every solar system. Headquartered in Silicon Valley, SunPower has dedicated, customer-focused employees in Africa, Asia, Australia, Europe, North and South America. For more information about how SunPower is changing the way our world is powered, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our expectations and plans regarding product focus, growth and market share, profitability, margins, and financial performance in each of our business lines; (b) our plans and expectations regarding manufacturing expansion, cost reduction efforts, production goals and ramps, including the timing of our planned ramp of NGT production, and plans for our manufacturing facility in Oregon; (c) our positioning for future success and profitability and long-term competitiveness, and our ability to achieve our financial goals; (d) our expectations regarding market opportunity and our areas of strategic focus, including plans to invest in technologies and initiatives and allocate resources, and the expected results of such investments; (e) our corporate transformation plans, including plans to delever our balance sheet, simplify our financial statements, align into upstream and downstream business units and transition our segmentation accordingly, and achieve sustainable profitability, and the timing and impact of these initiatives on our liquidity, financial performance, and results of operations; (f) our strategic goals and plans, and our ability to achieve them, including our plans to expand our U.S. distributed generation and SunPower Solutions business lines, and our ability to meet global demand; (g) our ability to fund our planned growth initiatives, and the expected results and impact of such initiatives; (h) our ability to successfully complete key strategic transactions, including our planned monetization of our lease portfolio, and our expectations regarding the timing and proceeds of such transactions, and their impact on our financial statements; (i) our fourth quarter fiscal 2018 guidance, including GAAP revenue, gross margin, and net loss, as well as non-GAAP revenue, gross margin, Adjusted EBITDA, and MW deployed, and related assumptions; and (j) fiscal year 2018 guidance, including GAAP and non-GAAP revenue, GW deployed, Adjusted EBITDA, non-GAAP operational expenses and capital expenditures, and related assumptions. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the solar and general energy industry and downward pressure on selling prices and wholesale energy pricing; (2) our liquidity, substantial indebtedness, and ability to obtain additional financing for our projects and customers; (3) changes in public policy, including the imposition and applicability of tariffs pursuant to Section 201 and 301 trade actions; (4) regulatory changes and the availability of economic incentives promoting use of solar energy; (5) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (6) fluctuations in our operating results; (7) appropriately sizing our manufacturing capacity and containing manufacturing and logistics difficulties that could arise; (8) challenges managing our joint ventures and partnerships; (9) challenges in executing transactions key to our strategic plans; and (10) our ability to successfully implement actions to meet our cost reduction targets, reduce capital expenditures, and implement our restructuring plan and associated initiatives, including plans to sell projects, monetize assets, and streamline our business and focus.  A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”  Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2018 SunPower Corporation. All rights reserved. SUNPOWER, the SUNPOWER logo, EQUINOX and HELIX are trademarks or registered trademarks of SunPower Corporation in the U.S. and other countries as well.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$220,789	$435,097
Restricted cash and cash equivalents, current portion	55,902	43,709
Accounts receivable, net	219,036	204,966
Contract assets	65,215	35,074
Inventories	382,888	352,829
Advances to suppliers, current portion	69,712	30,689
Project assets - plants and land, current portion	81,215	103,063
Prepaid expenses and other current assets	130,398	146,209
Total current assets	1,225,155	1,351,636

Restricted cash and cash equivalents, net of current portion	75,694	65,531
Restricted long-term marketable securities	5,773	6,238
Property, plant and equipment, net	760,590	1,147,845
Solar power systems leased and to be leased, net	362,618	369,218
Advances to suppliers, net of current portion	117,096	185,299
Long-term financing receivables, net	388,021	330,672
Other intangible assets, net	14,499	25,519
Other long-term assets	176,671	546,698
Total assets	$3,126,117	$4,028,656

Liabilities and Equity
Current liabilities:
Accounts payable	$358,173	$406,902
Accrued liabilities	201,823	229,208
Contract liabilities, current portion	93,274	104,286
Short-term debt	65,885	58,131
Convertible debt, current portion	—	299,685
Total current liabilities	719,155	1,098,212

Long-term debt	591,385	430,634
Convertible debt, net of current portion	817,881	816,454
Contract liabilities, net of current portion	142,798	171,610
Other long-term liabilities	803,885	804,122
Total liabilities	3,075,104	3,321,032

Redeemable noncontrolling interests in subsidiaries	15,230	15,236

Equity:

Preferred stock	—	—
Common stock	141	140
Additional paid-in capital	2,457,104	2,442,513
Accumulated deficit	(2,322,814)	(1,669,897)
Accumulated other comprehensive loss	(3,601)	(3,008)
Treasury stock, at cost	(186,788)	(181,539)
Total stockholders' equity	(55,958)	588,209
Noncontrolling interests in subsidiaries	91,741	104,179
Total equity	35,783	692,388
Total liabilities and equity	$3,126,117	$4,028,656

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenue:
Residential	$195,270	$205,181	$151,913	$569,883	$442,413
Commercial	129,179	127,872	114,412	380,387	311,684
Power Plant	103,814	116,044	219,511	318,978	388,815
Total revenue	428,263	449,097	485,836	1,269,248	1,142,912
Cost of revenue:
Residential	167,560	254,451	125,747	563,401	375,810
Commercial	139,492	229,013	106,706	486,528	300,922
Power Plant	111,456	275,848	232,094	509,531	474,308
Total cost of revenue	418,508	759,312	464,547	1,559,460	1,151,040
Gross profit (loss)	9,755	(310,215)	21,289	(290,212)	(8,128)
Operating expenses:
Research and development	15,698	31,210	20,693	65,799	60,962
Sales, general and administrative	76,147	64,719	68,401	205,996	204,507
Restructuring charges	3,923	3,504	3,517	18,604	18,276
Impairment of residential lease assets	53,537	68,269	—	170,898	—
Gain on business divestiture	(59,347)	—	—	(59,347)	—
Total operating expenses	89,958	167,702	92,611	401,950	283,745
Operating loss	(80,203)	(477,917)	(71,322)	(692,162)	(291,873)
Other income (expense), net:
Interest income	1,087	664	636	2,280	1,961
Interest expense	(25,972)	(26,718)	(22,032)	(77,796)	(65,439)
Other, net	(3,643)	36,624	(336)	48,775	(89,108)
Other income (expense), net	(28,528)	10,570	(21,732)	(26,741)	(152,586)
Loss before income taxes and equity in earnings (losses) of unconsolidated investees	(108,731)	(467,347)	(93,054)	(718,903)	(444,459)
Benefit from (provision for) income taxes	(3,680)	(3,081)	5,457	(9,389)	1,073
Equity in earnings (losses) of unconsolidated investees	(1,500)	(13,415)	16,759	(17,059)	26,084
Net loss	(113,911)	(483,843)	(70,838)	(745,351)	(417,302)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	24,085	36,726	24,609	92,434	60,832
Net loss attributable to stockholders	$(89,826)	$(447,117)	$(46,229)	$(652,917)	$(356,470)

Net loss per share attributable to stockholders:
- Basic	$(0.64)	$(3.17)	$(0.33)	$(4.64)	$(2.56)
- Diluted	$(0.64)	$(3.17)	$(0.33)	$(4.64)	$(2.56)
Weighted-average shares:
- Basic	141,027	140,926	139,517	140,722	139,289
- Diluted	141,027	140,926	139,517	140,722	139,289

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017

Cash flows from operating activities:
Net loss	$(113,911)	$(483,843)	$(70,838)	$(745,351)	$(417,302)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,743	38,568	45,320	103,144	130,991
Stock-based compensation	6,390	6,644	9,399	20,087	25,380
Non-cash interest expense	3,871	3,819	4,818	12,133	12,553
Dividend from equity method investees	—	(1,452)	7,631	3,947	22,232
Equity in (earnings) losses of unconsolidated investees	1,501	13,414	(16,759)	17,059	(26,084)
Gain on sale of equity method investment	(543)	(34,449)	—	(50,568)	—
Gan on business divestiture	(59,347)	—	—	(59,347)	—
Unrealized loss on equity investments with readily determinable fair value	6,225	—	—	6,225	—
Deferred income taxes	1,575	1,775	290	3,006	1,575
Impairment of equity method investment	—	—	—	—	81,571
Impairment of property, plant and equipment	—	369,168	—	369,168	—
Impairment of residential lease assets	53,537	68,269	—	170,898	—
Other, net	(3,294)	(3,415)	1,020	(5,737)	5,180
Changes in operating assets and liabilities:
Accounts receivable	(15,057)	(17,957)	11,796	(19,090)	39,278
Contract assets	(2,639)	(11,814)	(6,625)	(38,014)	3,556
Inventories	(27,942)	(41,654)	9,432	(103,791)	(67,012)
Project assets	(20,226)	(9,398)	4,554	(9,140)	(69,143)
Prepaid expenses and other assets	5,616	23,423	11,062	39,924	96,427
Long-term financing receivables, net	(42,775)	(71,042)	(28,961)	(151,931)	(91,366)
Advances to suppliers	14,059	9,973	19,910	29,181	52,692
Accounts payable and other accrued liabilities	10,387	20,713	(27,018)	(69,056)	(220,630)
Contract liabilities	(3,904)	(2,822)	(1,643)	(39,823)	104,798
Net cash used in operating activities	(161,734)	(122,080)	(26,612)	(517,076)	(315,304)

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,346)	(16,503)	(12,491)	(37,708)	(57,614)
Cash paid for solar power systems, leased and to be leased	(16,971)	(14,901)	(23,504)	(55,659)	(64,532)
Cash paid for solar power systems	(904)	(832)	(30,230)	(4,340)	(38,242)
Purchases of marketable securities	—	—	(1,306)	—	(1,306)
Dividend from equity method investees	—	10,258	1,470	12,952	2,891
Proceeds from sale of equity method investment	—	390,484	—	417,766	—
Proceeds from sale of assets	13,257	—	—	13,257	—
Cash paid for investments in unconsolidated investees	—	(7,712)	(4,344)	(14,061)	(15,947)
Net cash provided by (used in) investing activities	(16,964)	360,794	(70,405)	332,207	(174,750)
Cash flows from financing activities:
Proceeds from bank loans and other debt	51,018	66,665	81,749	167,477	283,149
Repayment of 0.75% debentures due 2018, bank loans and other debt	(56,702)	(368,475)	(74,622)	(476,229)	(303,562)
Proceeds from issuance of non-recourse residential financing, net of issuance costs	120,099	34,422	52,535	187,208	83,177
Repayment of non-recourse residential financing	(5,032)	(6,118)	(1,731)	(14,931)	(4,755)
Contributions from noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	34,388	36,564	44,412	107,678	141,037
Distributions to noncontrolling interests and redeemable noncontrolling interests attributable to residential projects	(6,594)	(7,160)	(4,574)	(19,176)	(13,028)
Proceeds from issuance of non-recourse power plant and commercial financing, net of issuance costs	27,980	13,182	92,014	50,266	318,675
Repayment of non-recourse power plant and commercial financing	(221)	(3,788)	(116,585)	(4,899)	(148,606)
Contributions from noncontrolling interests attributable to power plant and commercial projects	—	—	800	—	800
Purchases of stock for tax withholding obligations on vested restricted stock	(349)	(374)	(175)	(5,249)	(4,390)

Net cash (used in) provided by financing activities	164,587	(235,082)	73,823	(7,855)	352,497
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	1,896	(1,601)	124	772	1,298
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(12,215)	2,031	(23,070)	(191,952)	(136,259)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	364,600	362,569	401,023	544,337	514,212
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$352,385	$364,600	$377,953	$352,385	$377,953

Non-cash transactions:
Stock consideration received from business divestiture	$42,600	$—	$—	$42,600	$—
Acquisition of noncontrolling interests funded by Mezzanine Loan proceeds	$12,400	$—	$—	$12,400	$—
Accounts receivable due to business divestiture	$10,000	$—	$—	$10,000	$—
Accounts receivable due to disposal of shares in joint venture	$4,635	$—	$—	$4,635	$—
Costs of solar power systems, leased and to be leased, sourced from existing inventory	$8,769	$7,286	$14,925	$30,409	$42,392
Costs of solar power systems, leased and to be leased, funded by liabilities	$4,903	$5,166	$5,298	$4,903	$5,298
Costs of solar power systems under sale-leaseback financing arrangements, sourced from project assets	$14,628	$5,789	$10,266	$30,208	$65,885
Property, plant and equipment acquisitions funded by liabilities	$11,453	$15,954	$32,367	$11,453	$32,367
Contractual obligations satisfied with inventory	$8,035	$23,364	$13,187	$48,916	$19,855
Assumption of debt by buyer upon sale of equity interest	$—	$—	$—	$27,321	$—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. The specific non-GAAP measures listed below are: revenue; gross profit/margin; net income (loss); net income (loss) per diluted share; and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3, utility and power plant projects, sale-leaseback transactions and unrealized loss on equity investments, each as described below. In addition to those same adjustments, Non-GAAP gross profit/margin includes adjustments relating to impairment of property, plant and equipment, impairment of residential lease assets, cost of above-market polysilicon, stock-based compensation, amortization of intangible assets, depreciation of idle equipment, and non-cash interest expense, each as described below. In addition to those same adjustments, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share are adjusted for adjustments relating to gain on business divestiture, acquisition-related and other costs, restructuring expense, IPO-related costs, the tax effect of these non-GAAP adjustments, and other items, each as described below. In addition to the same adjustments as non-GAAP net income (loss), Adjusted EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation.

Non-GAAP Adjustments Based on International Financial Reporting Standards (“IFRS”)

The company’s non-GAAP results include adjustments to recognize revenue and profit under IFRS that are consistent with the adjustments made in connection with the company’s reporting process as part of its status as a consolidated subsidiary of Total S.A., a foreign public registrant which reports under IFRS. Differences between GAAP and IFRS reflected in the company’s non-GAAP results are further described below. In these situations, management believes that IFRS enables investors to better evaluate the company’s revenue and profit generation performance, and assists in aligning the perspectives of our management and noncontrolling shareholders with those of Total S.A., our controlling shareholder.

•
8point3. In 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle, was formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets. Class A shares of 8point3 Energy Partners are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% (since reduced to 36.5% via a secondary issuance of shares in fiscal 2016) stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights in OpCo.

Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or "8point3."

The company includes adjustments related to the sales of projects contributed to 8point3 previously based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. Prior to the adoption of ASC 606, these sales are recognized under either real estate, lease, or consolidation accounting guidance depending upon the nature of the individual asset contributed, with outcomes ranging from no, partial, or full profit recognition. The company adopted ASC 606 on January 1, 2018, using the full retrospective method, which required the company to restate each prior period presented. The company recorded a material amount of deferred profit associated with projects sold to 8point3 in 2015, the majority of which had previously been deferred under real estate accounting. Accordingly, the company's carrying value in the 8point3 materially increased upon adoption which required the company to evaluate its investment in 8point3 for other-than-temporary impairment ("OTTI"). In accordance with such evaluation, the company recognized a non-cash impairment charge on the 8point3 investment balance in the prior periods that were affected. On June 19, 2018, the company sold its equity interest in 8point3.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of certain utility and power plant projects based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligations and, when relevant, the allocation of revenue and margin to the company’s project development efforts at the time of initial project sale. Prior to the adoption of ASC 606, such projects are accounted for under real estate accounting guidance, under which no separate allocation to the company’s project development efforts occurs and the amount of revenue and margin that is recognized may be limited in circumstances where the company has certain forms of continuing involvement in the project. Under ASC 606, such projects are accounted for when the customer obtains control of the promised goods or services which generally results in earlier recognition of revenue and profit than previous GAAP. Over the life of each project, cumulative revenue and gross profit will eventually be equivalent under both ASC 606 and non-GAAP once these projects are completed.

•
Sale-leaseback transactions. The company includes adjustments primarily related to the revenue recognition on certain sale-leaseback transactions based on the net proceeds received from the buyer-lessor. Under GAAP, these transactions are accounted for under the financing method in accordance with real estate accounting guidance. Under such guidance, no revenue or profit is recognized at the inception of the transaction, and the net proceeds from the buyer-lessor are recorded as a financing liability. Imputed interest is recorded on the liability equal to the company’s incremental borrowing rate adjusted solely to prevent negative amortization.

•
Unrealized loss in equity investments. In connection with the divestment of the Company's microinverters business in the third quarter of fiscal 2018, the Company received a portion of the consideration in the form of common stock. The Company recognizes adjustments related to the fair value of equity investments with readily determinable fair value based on the changes in the stock price of these equity investments at every reporting period. Under GAAP, unrealized gains and losses due to changes in stock prices for these securities are recorded in earnings while under International Financial Reporting Standards ("IFRS"), an election can be made to recognize such gains and losses in other comprehensive income. Such an election was made by Total S.A., a foreign registrant which reports under the IFRS. Management believes that excluding the unrealized gain or loss on the equity investments is consistent with the Company's reporting process as part of its status as a consolidated subsidiary of Total S.A. and better reflects the Company's ongoing segment results.

Other Non-GAAP Adjustments

•
Impairment of property, plant, and equipment. In the second quarter of fiscal 2018, the company announced its proposed plan to change the corporate structure into the Upstream business unit and Downstream business unit, and long-term strategy to replace IBC technology to NGT. Accordingly, the company expects to upgrade the equipment associated with our manufacturing operations for the production of NGT over the next several years. In connection with these events, the company determined indicators of impairment existed and therefore performed an evaluation of the recoverability of the asset group. In accordance with such evaluation, the company recognized a non-cash impairment charge on its property, plant and equipment. Such asset impairment is excluded from the company’s segment results as it is non-cash in nature and not reflective of ongoing segment results.

•
Impairment of residential lease assets. In the fourth quarter of fiscal 2017, the company made the decision to sell or refinance its interest in the residential lease portfolio and as a result of this triggering event, determined it was necessary to evaluate the potential for impairment in its ability to recover the carrying amount of the residential lease portfolio. In accordance with such evaluation, the company recognized a non-cash impairment charge on its solar power systems leased and to be leased and an allowance for losses related financing receivables. In connection with the impairment loss, the carrying values of the company's solar power systems leased and to be leased were reduced which resulted in lower depreciation charges. Such asset impairment and its corresponding depreciation savings are excluded from the company’s segment results as they are non-cash in nature and not reflective of ongoing operating results.

•
Cost of above-market polysilicon. The company has entered into multiple long-term, fixed-price supply agreements to purchase polysilicon for periods of up to 10 years. The prices in select legacy supply agreements, which incorporate a cash portion and a non-cash portion attributable to the amortization of prepayments made under the agreements, significantly exceed current market prices. Additionally, in order to reduce inventory and improve working capital, the company has periodically elected to sell polysilicon inventory in the marketplace at prices below the company’s purchase price, thereby incurring a loss. Management believes that it is appropriate to exclude the impact of its above-market cost of polysilicon, including the effect of above-market polysilicon on product costs, losses incurred on sales of polysilicon to third parties, and inventory reserves and project asset impairments from the company's non-GAAP financial measures as they are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of a company's past operating performance.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
Amortization of intangible assets. The company incurs amortization of intangible assets as a result of acquisitions, which includes patents, purchased technology, project pipeline assets, and in-process research and development. Management believes that it is appropriate to exclude these amortization charges from the company’s non-GAAP financial measures as they arise from prior acquisitions, are not reflective of ongoing operating results, and do not contribute to a meaningful evaluation of a company’s past operating performance.

•
Depreciation of idle equipment. In the fourth quarter of 2017, the company changed the deployment plan for its next generation of solar cell technology, and revised its depreciation estimates to reflect the use of certain assets over its shortened useful life. Such asset depreciation is excluded from the company's non-GAAP financial measures as it is non-cash in nature and not reflective of ongoing operating results. Excluding this data provides investors with a basis to compare the company's performance against the performance of other companies without such charges.

•
Gain on business divestiture. In the third quarter of fiscal 2018, the Company entered into a transaction pursuant to which the Company sold certain assets and intellectual property related to the production of microinverters for purchase consideration comprised of both cash and stock. In connection with this sale, the Company recognized a gain relating to this business divestiture. Management believes that it is appropriate to exclude this gain from the Company’s Non-GAAP financial measures as it is non-cash in nature and not reflective of ongoing operating results.

•
Acquisition-related and other costs. In connection with the acquisition of certain assets of SolarWorld Americas, Inc. ("SolarWorld Americas"), which closed on October 1,2018, the Company incurred legal and accounting fees. Management believes that it is appropriate to exclude these costs from the Company’s Non-GAAP financial measures as they would not have otherwise been incurred as part of its business operations and are therefore not reflective of ongoing operating results.

•
Non-cash interest expense. The company incurs non-cash interest expense related to the amortization of items such as original issuance discounts on its debt. The company excludes non-cash interest expense because the expense does not reflect its financial results in the period incurred. Management believes that this adjustment for non-cash interest expense provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without non-cash interest expense.

•
Restructuring expense. The company incurs restructuring expenses related to reorganization plans aimed towards realigning resources consistent with the company’s global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although the company has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in a manner generally consistent with its GAAP methodology. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	Adjusted EBITDA adjustments. When calculating Adjusted EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
GAAP revenue	$428,263	$449,097	$485,836	$1,269,248	$1,142,912
Adjustments based on IFRS:
8point3	—	(8,337)	(9,219)	(8,337)	4,425
Utility and power plant projects	(361)	(1,301)	5,562	(3,705)	48,409
Sale-leaseback transactions	15,529	7,695	51,412	32,327	108,817
Non-GAAP revenue	$443,431	$447,154	$533,591	$1,289,533	$1,304,563

Adjustments to Gross Profit (Loss) / Margin:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
GAAP gross profit (loss)	$9,755	$(310,215)	$21,289	$(290,212)	$(8,128)
Adjustments based on IFRS:
8point3	—	(8,337)	(2,087)	(8,337)	(2,594)
Utility and power plant projects	162	(569)	(554)	(675)	45,284
Sale-leaseback transactions	(2,492)	(359)	10,669	(5,890)	5,255
Other adjustments:
Impairment of property, plant and equipment	—	355,106	—	355,106	—
Impairment of residential lease assets	(4,679)	(4,151)	—	(12,683)	—
Cost of above-market polysilicon	14,628	16,669	33,461	49,997	85,102
Stock-based compensation expense	1,271	1,627	2,875	3,955	5,111
Amortization of intangible assets	2,142	2,443	2,567	7,077	7,701
Depreciation of idle equipment	—	—	—	721	—
Non-cash interest expense	—	—	10	—	30
Non-GAAP gross profit	$20,787	$52,214	$68,230	$99,059	$137,761

GAAP gross margin (%)	2.3%	(69.1)%	4.4%	(22.9)%	(0.7)%
Non-GAAP gross margin (%)	4.7%	11.7%	12.8%	7.7%	10.6%

Adjustments to Net Income (Loss):

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
GAAP net loss attributable to stockholders	$(89,826)	$(447,117)	$(46,229)	$(652,917)	$(356,470)
Adjustments based on IFRS:
8point3	—	(8,308)	(5,147)	(8,485)	70,860
Utility and power plant projects	162	(569)	(554)	(675)	45,284
Sale-leaseback transactions	2,258	4,187	12,574	7,818	10,827
Unrealized loss on equity investments	6,225	—	—	6,225	—
Other adjustments:
Impairment of property, plant and equipment	—	369,168	—	369,168	—
Impairment of residential lease assets	50,735	50,360	—	146,234	—
Cost of above-market polysilicon	14,628	16,669	33,461	49,997	85,102
Stock-based compensation expense	6,390	6,643	9,399	21,791	25,380
Amortization of intangible assets	2,142	2,443	3,026	7,077	10,279
Depreciation of idle equipment	—	—	—	721	—
Gain on business divestiture	(59,347)	—	—	(59,347)	—
Acquisition-related and other costs	20,869	—	—	20,869	—
Non-cash interest expense	13	23	33	58	103
Restructuring expense	3,923	3,504	3,517	18,604	18,276
IPO-related costs	—	—	—	—	(82)
Tax effect	906	1,072	19,407	1,808	20,270
Non-GAAP net income (loss) attributable to stockholders	$(40,922)	$(1,925)	$29,487	$(71,054)	$(70,171)

Adjustments to Net Income (Loss) per diluted share:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net income (loss) per diluted share
Numerator:
GAAP net loss available to common stockholders[1]	$(89,826)	$(447,117)	$(46,229)	$(652,917)	$(356,470)
Non-GAAP net income (loss) available to common stockholders[1]	$(40,922)	$(1,925)	$29,487	$(71,054)	$(70,171)

Denominator:
GAAP weighted-average shares	141,027	140,926	139,517	140,722	139,289
Effect of dilutive securities:
Restricted stock units	—	—	1,863	—	684
Upfront Warrants (held by Total)	—	—	1,406	—	4,962
Non-GAAP weighted-average shares[1]	141,027	140,926	142,786	140,722	144,935

GAAP net loss per diluted share	$(0.64)	$(3.17)	$(0.33)	$(4.64)	$(2.56)
Non-GAAP net income (loss) per diluted share	$(0.29)	$(0.01)	$0.21	$(0.50)	$(0.48)

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875% and 4.0% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income (loss) per diluted share.

Adjusted EBITDA:

	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2018	July 1, 2018	October 1, 2017	September 30, 2018	October 1, 2017
GAAP net loss attributable to stockholders	$(89,826)	$(447,117)	$(46,229)	$(652,917)	$(356,470)
Adjustments based on IFRS:
8point3	—	(8,308)	(5,147)	(8,485)	70,860
Utility and power plant projects	162	(569)	(554)	(675)	45,284
Sale-leaseback transactions	2,258	4,187	12,574	7,818	10,827
Unrealized loss on equity investments	6,225	—	—	6,225	—
Other adjustments:
Impairment of property, plant and equipment	—	369,168	—	369,168	—
Impairment of residential lease assets	50,735	50,360	—	146,234	—
Cost of above-market polysilicon	14,628	16,669	33,461	49,997	85,102
Stock-based compensation expense	6,390	6,643	9,399	21,791	25,380
Amortization of intangible assets	2,142	2,443	3,026	7,077	10,279
Depreciation of idle equipment	—	—	—	721	—
Gain on business divestiture	(59,347)	—	—	(59,347)	—
Acquisition-related and other costs	20,869	—	—	20,869	—
Non-cash interest expense	13	23	33	58	103
Restructuring expense	3,923	3,504	3,517	18,604	18,276
IPO-related costs	—	—	—	—	(82)
Cash interest expense, net of interest income	20,136	21,509	19,492	61,810	57,907
Provision for (benefit from) income taxes	3,680	3,081	(5,457)	9,389	(1,073)
Depreciation	24,754	36,983	43,161	99,313	123,010
Adjusted EBITDA	$6,742	$58,576	$67,276	$97,650	$89,403

Q4 2018 and FY 2018 GUIDANCE

(in thousands except percentages)	Q4 2018	FY 2018
Revenue (GAAP)	$460,000-$510,000	$1,700,000-$1,800,000
Revenue (non-GAAP)[1]	$510,000-$610,000	$1,800,000-$1,900,000
Gross margin (GAAP)	2% - 4%	N/A
Gross margin (non-GAAP)[2]	6% - 8%	N/A
Net loss (GAAP)	$135,000-$165,000	$800,000-$830,000
Adjusted EBITDA[3]	$0-$20,000	$100,000-$120,000

1.
Estimated non-GAAP amounts above for Q4 2018 include net adjustments that increase revenue by approximately $75 million related to sale-leaseback transactions. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that increase (decrease) revenue by approximately $112 million related to sale-leaseback transactions, $(8) million related to 8point3 tax indemnifications and $(4) million related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q4 2018 include net adjustments that increase (decrease) gross margin by approximately $10 million related to sale-leaseback transactions, $13 million related to cost of above-market polysilicon, $1 million related to stock-based compensation expense, and $1 million related to amortization of intangible assets.

3.
Estimated Adjusted EBITDA amounts above for Q4 2018 include net adjustments that decrease net loss by approximately $13 million related to sale-leaseback transactions, $13 million related to cost of above-market polysilicon, $66 million related to impairment of lease assets, $7 million related to stock-based compensation expense, $24 million related to depreciation, $1 million related to amortization of intangible assets, $5 million related to restructuring, $27 million related to interest expense, and $4 million related to income taxes. Estimated non-GAAP amounts above for fiscal 2018 include net adjustments that decrease (increase) net loss by approximately $21 million related to sale-leaseback transactions, $(9) million related to 8point3 tax indemnifications, $(1) million related to utility and power plant projects, $369 million related to impairment of property, plant and equipment, $63 million related to cost of above-market polysilicon, $212 million related to impairment of lease assets, $(59) million related to gain on business divestiture, $21 million related to acquisition-related and other costs, $6 million related to unrealized loss on equity investments, $29 million related to stock-based compensation expense, $123 million related to depreciation, $9 million related to amortization of intangible assets, $23 million related to restructuring, $105 million related to interest expense, and $13 million related to income taxes.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross profit/margin, net income (loss) and net income (loss) per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	September 30, 2018
	Revenue			Gross Profit / Margin						Operating expenses					Other income (expense), net	Benefit from (provision for) income taxes	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Sales, general and administrative	Restructuring charges	Impairment of residential lease assets	Gain on business divestiture
GAAP	$195,270	$129,179	$103,814	$27,710	14.2%	$(10,313)	(8.0)%	$(7,642)	(7.4)%									$(89,826)
Adjustments based on IFRS:
Utility and power plant projects	—	(114)	(247)	—		155		7		—	—	—	—	—	—	—	—	162
Sale-leaseback transactions	—	15,529	—	—		(2,492)		—		—	—	—	—	—	4,750	—	—	2,258
Unrealized loss on equity investments	—	—	—	—		—		—		—	—	—	—	—	6,225	—	—	6,225
Other adjustments:
Impairment of residential lease assets	—	—	—	(4,679)		—		—		—	—	—	53,537	—	—	—	1,877	50,735
Cost of above-market polysilicon	—	—	—	4,163		6,194		4,271		—	—	—	—	—	—	—	—	14,628
Stock-based compensation expense	—	—	—	352		455		464		764	4,355	—	—	—	—	—	—	6,390
Amortization of intangible assets	—	—	—	653		767		722		—	—	—	—	—	—	—	—	2,142
Gain on business divestiture	—	—	—	—		—		—		—	—	—	—	(59,347)	—	—	—	(59,347)
Acquisition-related and other costs	—	—	—	—		—		—		—	20,869	—	—	—	—	—	—	20,869
Non-cash interest expense	—	—	—	—		—		—		1	12	—	—	—	—	—	—	13
Restructuring expense	—	—	—	—		—		—		—	—	3,923	—	—	—	—	—	3,923
Tax effect	—	—	—	—		—		—		—	—	—	—	—	—	906	—	906
Non-GAAP	$195,270	$144,594	$103,567	$28,199	14.4%	$(5,234)	(3.6)%	$(2,178)	(2.1)%									$(40,922)

	July 1, 2018
	Revenue			Gross Profit / Margin						Operating expenses				Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Sales, general and administrative	Restructuring charges	Impairment of residential lease assets
GAAP	$205,181	$127,872	$116,044	$(49,270)	(24.0)%	$(101,141)	(79.1)%	$(159,804)	(137.7)%									$(447,117)
Adjustments based on IFRS:
8point3	—	(2,149)	(6,188)	—		(2,149)		(6,188)		—	—	—	—	—	—	29	—	(8,308)
Utility and power plant projects	—	(82)	(1,219)	—		(319)		(250)		—	—	—	—	—	—	—	—	(569)
Sale-leaseback transactions	—	7,695	—	—		(398)		39		—	—	—	—	4,546	—	—	—	4,187
Other adjustments:
Impairment of property, plant and equipment	—	—	—	92,543		103,759		158,804		12,832	1,230	—	—	—	—	—	—	369,168
Impairment of residential lease assets	—	—	—	(4,151)		—		—		—	—	—	68,269	—	—	—	(13,758)	50,360
Cost of above-market polysilicon	—	—	—	4,276		7,043		5,350		—	—	—	—	—	—	—	—	16,669
Stock-based compensation expense	—	—	—	471		570		586		1,054	3,962	—	—	—	—	—	—	6,643
Amortization of intangible assets	—	—	—	922		698		823		—	—	—	—	—	—	—	—	2,443
Non-cash interest expense	—	—	—	—		—		—		3	20	—	—	—	—	—	—	23
Restructuring expense	—	—	—	—		—		—		—	—	3,504	—	—	—	—	—	3,504
Tax effect	—	—	—	—		—		—		—	—	—	—	—	1,072	—	—	1,072
Non-GAAP	$205,181	$133,336	$108,637	$44,791	21.8%	$8,063	6.0%	$(640)	(0.6)%									$(1,925)

	October 1, 2017
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Sales, general and administrative	Restructuring charges
GAAP (As Reported)	$153,258	$106,005	$217,928	$26,644	17.4%	$6,017	5.7%	$(17,003)	(7.8)%							$(54,247)
Adoption of ASC 606	(1,345)	8,407	1,583	(478)		1,689		4,420		—	—	—	936	—	1,451	8,018
GAAP (As Adjusted)	$151,913	$114,412	$219,511	$26,166	17.2%	$7,706	6.7%	$(12,583)	(5.7)%							$(46,229)
Adjustments based on IFRS:
8point3	—	(8,073)	(1,146)	(2)		(1,477)		(608)		—	—	—	—	—	(3,060)	(5,147)
Utility and power plant projects	—	—	5,562	—		—		(554)		—	—	—	—	—	—	(554)
Sale-leaseback transactions	—	51,412	—	—		10,701		(32)		—	—	—	1,905	—	—	12,574
Other adjustments:
Cost of above-market polysilicon	—	—	—	4,751		6,996		21,714		—	—	—	—	—	—	33,461
Stock-based compensation expense	—	—	—	869		750		1,256		1,661	4,863	—	—	—	—	9,399
Amortization of intangible assets	—	—	—	847		821		899		—	459	—	—	—	—	3,026
Non-cash interest expense	—	—	—	2		3		5		4	19	—	—	—	—	33
Restructuring expense	—	—	—	—		—		—		—	—	3,517	—	—	—	3,517
Tax effect	—	—	—	—		—		—		—	—	—	—	19,407	—	19,407
Non-GAAP	$151,913	$157,751	$223,927	$32,633	21.5%	$25,500	16.2%	$10,097	4.5%							$29,487

NINE MONTHS ENDED

	September 30, 2018
	Revenue			Gross Profit / Margin						Operating expenses					Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Gain (Loss) attributable to non-controlling interests	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Sales, general and administrative	Restructuring charges	Impairment of residential lease assets	Gain on business divestiture
GAAP	$569,883	$380,387	$318,978	$6,482	1.1%	$(106,141)	(27.9)%	$(190,553)	(59.7)%										$(652,917)
Adjustments based on IFRS:
8point3	—	(2,149)	(6,188)	—		(2,149)		(6,188)		—	—	—	—	—	—	—	(148)	—	(8,485)
Utility and power plant projects	—	(839)	(2,866)	—		(614)		(61)		—	—	—	—	—	—	—	—	—	(675)
Sale-leaseback transactions	—	32,327	—	—		(5,810)		(80)		—	—	—	—	—	13,708	—	—	—	7,818
Unrealized loss on equity investments	—	—	—	—		—		—		—	—	—	—	—	6,225	—	—	—	6,225
Other adjustments:
Impairment of property, plant and equipment	—	—	—	92,543		103,759		158,804		12,832	1,230	—	—	—	—	—	—	—	369,168
Impairment of residential lease assets	—	—	—	(12,683)		—		—		—	—	—	170,898	—	—	—	—	(11,981)	146,234
Cost of above-market polysilicon	—	—	—	14,241		18,294		17,462		—	—	—	—	—	—	—	—	—	49,997
Stock-based compensation expense	—	—	—	1,018		1,408		1,529		4,764	13,072	—	—	—	—	—	—	—	21,791
Amortization of intangible assets	—	—	—	2,622		2,200		2,255		—	—	—	—	—	—	—	—	—	7,077
Depreciation of idle equipment	—	—	—	224		216		281		—	—	—	—	—	—	—	—	—	721
Gain on business divestiture	—	—	—	—		—		—		—	—	—	—	(59,347)	—	—	—	—	(59,347)
Acquisition-related and other costs	—	—	—	—		—		—		—	20,869	—	—	—	—	—	—	—	20,869
Non-cash interest expense	—	—	—	—		—		—		7	51	—	—	—	—	—	—	—	58
Restructuring expense	—	—	—	—		—		—		—	—	18,604	—	—	—	—	—	—	18,604
Tax effect	—	—	—	—		—		—		—	—	—	—	—	—	1,808	—	—	1,808
Non-GAAP	$569,883	$409,726	$309,924	$104,447	18.3%	$11,163	2.7%	$(16,551)	(5.3)%										$(71,054)

	October 1, 2017
	Revenue			Gross Profit / Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Equity in (earnings) losses of unconsolidated investees	Net income (loss) attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Sales, general and administrative	Restructuring charges
GAAP (As Reported)	$446,414	$314,373	$452,926	$68,056	15.2%	$6,226	2.0%	$(74,321)	(16.4)%							$(282,486)
Adoption of ASC 606	(4,001)	(2,689)	(64,111)	(1,453)		4,536		(11,172)		—	—	—	(70,170)	—	4,275	(73,984)
GAAP (As Adjusted)	$442,413	$311,684	$388,815	$66,603	15.1%	$10,762	3.5%	$(85,493)	(22.0)%							$(356,470)
Adjustments based on IFRS:
8point3	—	7,159	(2,734)	(7)		(1,741)		(846)		—	—	—	77,964	—	(4,510)	70,860
Utility and power plant projects	—	328	48,081	—		328		44,956		—	—	—	—	—	—	45,284
Sale-leaseback transactions	—	78,380	30,437	—		5,811		(556)		—	—	—	5,572	—	—	10,827
Other adjustments:
Cost of above-market polysilicon	—	—	—	13,833		19,128		52,141		—	—	—	—	—	—	85,102
Stock-based compensation expense	—	—	—	1,393		1,292		2,426		4,225	16,044	—	—	—	—	25,380
Amortization of intangible assets	—	—	—	2,931		2,329		2,441		1,201	1,377	—	—	—		10,279
Non-cash interest expense	—	—	—	8		8		14		12	61	—	—	—	—	103
Restructuring expense	—	—	—	—		—		—		—	—	18,276	—	—	—	18,276
IPO-related costs											(82)	—				(82)
Tax effect	—	—	—	—		—		—		—	—	—	—	20,270	—	20,270
Non-GAAP	$442,413	$397,551	$464,599	$84,761	19.2%	$37,917	9.5%	$15,083	3.2%							$(70,171)